Exhibit 10.1
EMPLOYMENT TRANSITION AND CONSULTING AGREEMENT
          This Employment Transition and Consulting Agreement (this “Agreement”) is entered into by and among BioMed Realty Trust, Inc., a Maryland corporation (the “REIT”), BioMed Realty, L.P., a Maryland limited partnership (the “Operating Partnership,” and together with the REIT, the “Company”), and John F. Wilson II (the “Executive”) on December 23, 2008, effective as of the Effective Date (as defined below).
          WHEREAS, Executive is currently employed by the Company as its Executive Vice President pursuant to that certain Amended and Restated Employment Agreement dated as of December 14, 2007, as amended, among the REIT, the Operating Partnership and Executive (as so amended, the “Employment Agreement”);
          WHEREAS, both the Executive and the Company have determined that it is in their mutual best interests that Executive’s employment with the Company terminate, and that their employment relationship be dissolved in the manner set forth in this Agreement;
          WHEREAS, both the Executive and the Company have determined that it is in their mutual best interests that Executive continue to provide consulting services to the Company following his termination of employment; and
          WHEREAS, Executive and the Company desire to set forth the terms and conditions of the foregoing arrangement.
          NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:
     1. Effective Date; Termination of Employment.
          (a) Effective Date. This Agreement shall become effective upon the occurrence of both of the following events: (i) execution of the Agreement by the Parties and the execution of the Release (as defined in Section 3(h) below) by Executive; and (ii) expiration of the revocation period applicable under the Release without the Executive having given notice of revocation. The date of the last to occur of the foregoing events shall be referred to in this Agreement as the “Effective Date.” Until and unless both of the foregoing events occur, this Agreement shall be null and void.
          (b) Termination of Employment Status. Executive’s employment by the Company shall terminate effective as of December 31, 2008 (the “Termination Date”). Executive hereby resigns from his position as Executive Vice President (and any other titles or officer positions he may hold) of the Company (and any of its affiliates and subsidiaries) effective as of the Termination Date. Executive shall execute any additional documentation necessary to effectuate such resignations.

     2. Consulting Services.
          (a) Consulting Period. During the period commencing on the Termination Date and ending on February 1, 2010 (the “Consulting Period”), Executive will continue to provide services to the Company.
          (b) Status as Consultant. During the Consulting Period, Executive shall be an independent contractor of the Company and not an employee. There shall be no break in service as a result of Executive’s conversion from an employee to an independent contractor and consultant for purposes of Executive’s Stock Awards. For purposes of this Agreement, “Stock Awards” means all stock options, stock appreciation rights, restricted stock, long-term incentive plan units (“LTIP Units”) and such other awards granted pursuant to the Company’s stock option and equity incentive award plans or agreements and any shares of stock issued upon exercise thereof.
          (c) Scope of Services During Consulting Period. Executive shall devote such percentage of his business time and effort to the performance of his services hereunder as may be mutually agreed upon by the Chief Executive Officer of the Company and Executive. Executive shall, upon the request or direction of the REIT’s Board of Directors (the “Board”) or the Chief Executive Officer of the Company, provide such additional information, advice and assistance concerning matters that are within the scope of Executive’s knowledge and expertise. The scope of Executive’s services shall include, but is not necessarily limited to, consulting with Company on strategic planning and special projects, and providing other advice and assistance that reasonably falls within Executive’s knowledge and expertise. Executive’s advice shall be of an advisory nature and Company shall not have any obligation to follow such advice. During the Consulting Period, Executive shall continue to be provided with office space and necessary office keys, voicemail access, an office computer with email access, a cellular phone and such other support, including covered parking, as the Company may determine is reasonably available and in good faith is necessary for Executive’s satisfactory performance of his services hereunder.
          (d) Availability. Executive shall be available to provide services under this Agreement during normal business hours (“normal business hours” being 9:00 a.m. to 5:00 p.m. Pacific Time on any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of California or is a day on which banking institutions located in California are authorized or required by law or other governmental action to close). If requested by the Board or the Chief Executive Officer of the Company, Executive shall provide the services in person at the principal executive offices of Company or at another location to be mutually agreed by Executive and the Chief Executive Officer of the Company. The Company shall reasonably accommodate Executive’s schedule when requesting Executive’s assistance pursuant to this Section 2(d). During the Consulting Period, Executive shall have no power or authority to enter into contracts on behalf of the Company or any of its subsidiaries or bind the Company or any of its subsidiaries in any way, and Executive shall not create obligations on the part of the Company or any of its subsidiaries or represent to any party that he has such power or authority.

          (e) Title. During the Consulting Period, Executive shall be allowed to use the title of “Founder” of the Company and the Company shall issue business cards to Executive identifying him as such.
     3. Compensation.
          (a) Compensation Through Termination Date. On the Termination Date, the Company shall issue Executive his final paycheck, reflecting (a) his earned but unpaid base salary through December 31, 2008, and (b) all accrued, unused PTO (vacation and sick leave) due Executive through the Termination Date. Subject to Sections 3(b), (c) and (d) below, Executive acknowledges and agrees that with his final check, the payment of any outstanding expense reimbursements, and the payment of any amounts payable under any of the employee benefit plans of the Company in accordance with the terms of such plans, Executive will have received all monies, bonuses, commissions, expense reimbursement, vacation pay, or other compensation he earned or was due during his employment by the Company.
          (b) Compensation on Effective Date. On the Effective Date, in consideration for the Release and his continued compliance with Section 4 below, Executive shall be entitled to (i) receive a cash lump sum payment of $524,000 and (ii) the release of any forfeiture restrictions placed on Executive’s LTIP Units listed on Exhibit A hereto pursuant to Section 3 of Long Term Incentive Plan Unit Agreements dated January 30, 2008 and January 31, 2007 and Section 4 of the Long Term Incentive Plan Unit Agreement dated December 28, 2006, each as entered into between the Company and Executive.
          (c) Option to Exchange Certain LTIP Units. In further consideration of Executive’s continued compliance with Section 4 below, Executive shall have the right, during the period from February 1, 2009 through February 1, 2010, in exchange for and upon forfeiture by Executive of all of Executive’s LTIP Units listed on Exhibit B hereto (the “Tendered Units”), to require the REIT to grant to Executive 39,375 shares (as adjusted for any stock splits, stock combinations and other similar transactions affecting the number of outstanding shares of REIT common stock) of the REIT’s common stock (the “Stock Grant”), which shall vest immediately upon receipt. The terms and conditions of the Stock Grant shall be set forth in a stock award agreement, substantially in the form previously approved by the REIT’s Board of Directors, to be entered into by the REIT and the Executive which shall evidence the grant of the Stock Grant. In order for Executive to exercise his rights under this Section 3(c):
               (i) Executive shall provide fifteen (15) business days’ prior written notice to the Company of Executive’s decision to exchange the Tendered Units for the Stock Grant, specifying the date on which Executive wishes the exchange to occur, which shall be no later than February 1, 2010,
               (ii) Executive shall deliver all Tendered Units free and clear of all liens, claims and encumbrances whatsoever,
               (iii) the Company shall be authorized by Executive to take any action that it determines to be necessary or appropriate to comply with any withholding requirements established under the Internal Revenue Code of 1986, as amended (the “Code”), or any other federal, state or local law that apply, and Executive shall furnish to the Company a FIRPTA certificate or other documentation as requested by the Company in furtherance of this provision, and
               (iv) Executive shall provide such representations and warranties as may be reasonably requested by the Company.
          (d) Compensation During Consulting Period.
               (i) Executive acknowledges that, following the Termination Date, Executive shall not be eligible to participate in any plan or program which, as a condition of eligibility for such plan or program, requires Executive to be an employee of the Company. For the avoidance of doubt, through the Termination Date, Executive shall be eligible to participate in the Company’s retirement savings plan under Section 401(k) of the Code and shall be eligible to receive Company matching contributions at the level applicable to senior executives of the Company through the Termination Date.
               (ii) During the Consulting Period, the Company shall reimburse Executive for reasonable and pre-approved out-of-pocket business expenses incurred in connection with the performance of his services hereunder, subject to (i) such policies as the Company may from time to time establish, and (ii) Executive furnishing the Company with evidence in the form of receipts satisfactory to the Company substantiating the claimed expenditures. The Company agrees to reimburse Executive for amounts payable to the Executive under this Section 3(d)(ii) within thirty (30) days after receipt of satisfactory evidence from Executive. Notwithstanding the foregoing, any amounts payable to the Executive under this Section 3(d)(ii) shall be made in accordance with Treasury Regulation Section 1.409A-3(i)(1)(iv) and shall be paid on or before the last day of Executive’s taxable year following the taxable year in which Executive incurred the expenses. The amounts provided under this Section 3(d)(ii) during any taxable year of the Executive’s will not affect such amounts provided in any other taxable year of Executive’s, and Executive’s right to reimbursement for such amounts shall not be subject to liquidation or exchange for any other benefit.
          (e) Stock Awards. Following the Termination Date, Executive shall not be entitled to any additional grants of Stock Awards, other than the option to exchange LTIP Units as described in Section 3(c). Following the termination of the Consulting Period, the vested Stock Awards shall be exercisable by Executive in accordance with the terms of the Company equity plan(s) and Stock Award agreements pursuant to which they were granted.
          (f) Exclusive Remedy. Except as otherwise expressly required by law (e.g., COBRA) or as specifically provided herein, all of Executive’s rights to compensation, benefits, and other amounts hereunder (if any) accruing after the termination of Executive’s employment by or service to the Company shall cease upon such termination. In the event of a termination of Executive’s employment by or service to the Company under this Agreement, Executive’s sole remedy shall be to receive the payments and benefits described in this Section 3. In addition, Executive acknowledges and agrees that he is not entitled to any reimbursement by the Company for any taxes payable by Executive as a result of the payments and benefits received by Executive pursuant to this Section 3, including, without limitation, any excise tax imposed by Section 4999 of the Code.
          (g) No Mitigation. Executive shall not be required to mitigate the amount of any payment provided for in this Section 3 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 3 be reduced by any compensation earned by Executive as the result of employment by another employer or self-employment or by retirement benefits.
          (h) Release. Executive’s right to receive any of the payments or other compensation to be made to Executive pursuant to Sections 3(b) and 3(c), including any retainer during the Consulting Period, shall be contingent on Executive providing to the Company (and failing to revoke) a full and complete general release in the form attached hereto as Exhibit C (the “Release”).
     4. Certain Covenants. Executive hereby expressly reaffirms his obligations under Section 9 of the Employment Agreement, a copy of which is attached to this Agreement as Exhibit D and incorporated herein by reference, and agrees that such obligations shall survive the Termination Date and any termination of his services to the Company. The Company shall be entitled to terminate the Consulting Period and cease all payments to Executive in the event of his breach of this Section 4.
     5. Nondisparagement; Confidentiality. Executive agrees that neither he nor anyone acting by, through, under or in concert with him shall disparage or otherwise communicate negative statements or opinions about the Company, its Board members, officers, employees or business. The Company agrees that neither its Board members nor officers shall disparage or otherwise communicate negative statements or opinions about Executive.
     6. Arbitration. Except as set forth in Section 9(c) of the Employment Agreement, any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or the interpretation of this Agreement or any arrangements relating to this Agreement or contemplated in this Agreement or the breach, termination or invalidity thereof shall be settled by final and binding arbitration administered by JAMS/Endispute in San Diego, California in accordance with the then existing JAMS/Endispute Arbitration Rules and Procedures for Employment Disputes. In the event of such an arbitration proceeding, the Executive and the Company shall select a mutually acceptable neutral arbitrator from among the JAMS/Endispute panel of arbitrators. In the event the Executive and the Company cannot agree on an arbitrator, the Administrator of JAMS/Endispute will appoint an arbitrator. Neither the Executive nor the Company nor the arbitrator shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties. Except as provided herein, the Federal Arbitration Act shall govern the interpretation, enforcement and all proceedings. The arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the state of California, or federal law, or both, as applicable, and the arbitrator is without jurisdiction to apply any different substantive law. The arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure. The arbitrator shall render an award and a written, reasoned opinion in support thereof. Judgment upon the award may be entered in any court having jurisdiction thereof. The Company will pay the direct costs and expenses of the arbitration. The Executive and the Company shall be responsible for their respective attorneys’ fees incurred in connection with enforcing this Agreement; provided, however, the Executive and the Company agree that, except as may be prohibited by law, the arbitrator may, in his or her discretion, award reasonable attorneys’ fees to the prevailing party; provided, further, that the prevailing party shall be reimbursed for such fees, costs and expenses within sixty (60) days following any such award; provided, further, that the parties’ obligations pursuant to the provisos set forth above shall terminate on the tenth (10th) anniversary of the date of the Termination Date. This Section 6 shall not apply to the Company’s right to enforce the Executive’s obligations under Section 9 of the Employment Agreement to the extent the Company is entitled to seek specific performance thereunder.
     7. Litigation Cooperation. Executive agrees to give reasonable cooperation, at the Company’s request, in any pending or future litigation or arbitration brought against the Company and in any investigation the Company may conduct, including taking such requested actions as are reasonably necessary to preserve the Company’s attorney-client privilege. The Company agrees to reimburse Executive for his reasonable expenses incurred in connection with such cooperation within thirty (30) days after receipt of an invoice from Executive setting forth in reasonable detail such expenses. Air travel, hotel costs and entertainment expenses will be reimbursed consistent with the Company’s past practices with respect to Executive, as determined by the Company’s Chief Executive Officer, in his reasonable discretion. Notwithstanding the foregoing, the Company shall have no obligation by virtue of this Section 7 to pay Executive for time spent by Executive in any pending or future litigation or arbitration where Executive is a co-defendant or party to the arbitration or litigation. This Section 7 shall in no way limit the Company’s obligations under Section 8 below.
     8. Indemnification Agreement. The Company hereby reaffirms its obligations under that certain Indemnification Agreement, dated August 6, 2004, between the Company and Executive attached hereto as Exhibit E (the “Indemnification Agreement”). The Company’s obligations under the Indemnification Agreement shall survive Executive’s termination of employment by or service to the Company.
     9. Miscellaneous.
          (a) Entire Agreement. This Agreement and the agreements referenced herein set forth the entire agreement of the parties hereto in respect of the subject matter contained herein and therein and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto, and any prior agreement of the parties hereto in respect of the subject matter contained herein, including without limitation, any prior severance agreements, any contrary or limiting provisions in any Company equity compensation plan and that certain Employment Agreement (other than Section 9 thereof, which is incorporated herein). Any of Executive’s rights hereunder shall be in addition to any rights Executive may otherwise have under benefit plans or agreements of the Company (other than severance plans or agreements) to which Executive is a party or in which Executive is a participant, including, but not limited to, any Company sponsored employee benefit plans and stock option plans. The provisions of this Agreement shall not in any way abrogate Executive’s rights under such other plans and agreements. In addition, this Agreement shall not limit in any way any obligation Executive may have under any other agreement with or promise to the Company relating to confidentiality, proprietary rights in technology or the assignment of interests in any intellectual property.
          (b) Assignment; Assumption by Successor. The rights of the Company under this Agreement may, without the consent of Executive, be assigned by the Company, in its sole and unfettered discretion, to any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly, acquires all or substantially all of the assets or business of the Company. The Company shall require any successor (whether direct or indirect, by purchase, merger or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and to agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place; provided, however, that no such assumption shall relieve the Company of its obligations hereunder.  Unless expressly provided otherwise, “Company” as used herein shall mean the Company as defined in this Agreement and any successor to its business and/or assets as aforesaid.
          (c) Survival. The covenants, agreements, representations and warranties contained in or made in Sections 3, 4, 5, 6, 7, 8 and 9 of this Agreement, and Section 9 of the Employment Agreement, shall survive any termination of Executive’s services or any termination of this Agreement.
          (d) Third-Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.
          (e) Waiver. The failure of either party hereto at any time to enforce performance by the other party of any provision of this Agreement shall in no way affect such party’s rights thereafter to enforce the same, nor shall the waiver by either party of any breach of any provision hereof be deemed to be a waiver by such party of any other breach of the same or any other provision hereof.
          (f) Section Headings. The headings of the several sections in this Agreement are inserted solely for the convenience of the parties and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.
          (g) Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:
          If to the Executive: at the Executive’s most recent address on the records of the Company.
          If to the REIT or the Operating Partnership:
          BioMed Realty Trust, Inc.

BioMed Realty, L.P.
17190 Bernardo Center Drive
San Diego, California 92128
with a copy to:
Craig M. Garner, Esq.
Latham & Watkins LLP
12636 High Bluff Drive
Suite 400
San Diego, California 92130
or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.
          (h) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.
          (i) Governing Law and Venue. This Agreement is to be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. Except as provided in Section 9 of the Employment Agreement and Section 6 herein, any suit brought hereon shall be brought in the state or federal courts sitting in San Diego, California, the parties hereto hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in personam jurisdiction over it and consents to service of process in any manner authorized by California law.
          (j) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.
          (k) Construction. The language in all parts of this Agreement shall in all cases be construed simply, according to its fair meaning, and not strictly for or against any of the parties hereto. Without limitation, there shall be no presumption against any party on the ground that such party was responsible for drafting this Agreement or any part thereof.
          (l) Code Section 409A.
               (a) This Agreement shall be interpreted, construed and administered in a manner that satisfies the requirements of Section 409A of the Code and the Treasury Regulations thereunder.
               (b) As provided in Internal Revenue Notice 2007-86, notwithstanding any other provision of this Agreement, with respect to an election or amendment to change a time and form of payment under this Agreement made on or after January 1, 2008 and on or before December 31, 2008, the election or amendment may apply only to amounts that would not otherwise be payable in 2008 and may not cause an amount to be paid in 2008 that would not otherwise be payable in 2008.
          (m) Amendment. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and such officer of the Company as may be specifically designated by the Board.
          (n) Taxes. All compensation payable to Executive under Sections 3(a), (b) and (c) hereunder shall be subject to such deductions as the Company is from time to time required to make pursuant to law, governmental regulation or order. During the Consulting Period, Executive shall be solely responsible for taxes required to be paid with respect to his performance of services and the receipt of consideration under this Agreement, including, without limitation, United States federal, state and local income taxes, payroll taxes, social security, unemployment or disability insurance, or similar items, and Executive will indemnify Company and hold it harmless from and against all claims, damages, losses and expenses, including reasonable fees and expenses of attorneys, relating to any obligation imposed by law on Company to pay any withholding taxes, payroll taxes, social security, unemployment or disability insurance, or similar items in connection with consideration received by Executive pursuant to this Agreement, whether such obligations are imposed by the Internal Revenue Service or any other federal, state or local governmental authority.
          (o) RIGHT TO ADVICE OF COUNSEL. EXECUTIVE ACKNOWLEDGES THAT HE HAS THE RIGHT, AND IS ENCOURAGED, TO CONSULT WITH HIS LAWYER; BY HIS SIGNATURE BELOW, EXECUTIVE ACKNOWLEDGES THAT HE HAS CONSULTED, OR HAS ELECTED NOT TO CONSULT, WITH HIS LAWYER CONCERNING THIS AGREEMENT.
          (p) Effectiveness Conditional on Approval by the Board. The effectiveness of this Agreement shall be subject to obtaining the approval of the Board.  If such approval by the Board is not obtained, this Agreement shall be null and void.
(Signature Page Follows)

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

BIOMED REALTY TRUST, INC.
By:	/s/ ALAN D. GOLD
	Name:	Alan D. Gold
	Title:	Chief Executive Officer

BIOMED REALTY, L.P.
By:	BioMed Realty Trust, Inc., its general
partner

By:	/s/ ALAN D. GOLD
Name:	Alan D. Gold
Title:	Chief Executive Officer

EXECUTIVE
/s/ JOHN F. WILSON II
John F. Wilson II

EXHIBIT A
OUTSTANDING LTIP UNITS TO BE RELEASED FROM FORFEITURE RESTRICTIONS

Grant Date	Number of LTIP Units	End of Forfeiture Period
December 28, 2006	5,000	January 1, 2009
January 31, 2007	13,125	January 1, 2009
January 31, 2007	13,125	January 1, 2010
January 31, 2007	13,125	January 1, 2011
January 30, 2008	5,870	January 1, 2009
January 30, 2008	5,870	January 1, 2010
January 30, 2008	5,870	January 1, 2011
January 30, 2008	5,870	January 1, 2012
January 30, 2008	5,870	January 1, 2013
Total	73,725

EXHIBIT B
OUTSTANDING LTIP UNITS EXCHANGEABLE FOR COMMON STOCK

Grant Date	Number of LTIP Units	End of Forfeiture Period
January 31, 2007	13,125	January 1, 2009
January 31, 2007	13,125	January 1, 2010
January 31, 2007	13,125	January 1, 2011

Total	39,375

EXHIBIT C
GENERAL RELEASE OF CLAIMS
          For a valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of BioMed Realty Trust, Inc., BioMed Realty, L.P., and each of their partners, subsidiaries, associates, affiliates, successors, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof.  The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination of employment of the undersigned by the Releasees, or any of them; any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasee’s right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination In Employment Act, the Americans With Disabilities Act, and the California Fair Employment and Housing Act.
          THE UNDERSIGNED ACKNOWLEDGES THAT HE HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:
     “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”
THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS HE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.
          IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:
     (A) HE HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;
     (B) HE HAS TWENTY-ONE (21) DAYS TO CONSIDER THIS RELEASE BEFORE SIGNING IT; AND

     (C) HE HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE THIS RELEASE, AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD.
          The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which he may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer.  It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.
          The undersigned agrees that if he hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim.
          The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.
          IN WITNESS WHEREOF, the undersigned has executed this Release this 23rd day of December, 2008.

John F. Wilson II

EXHIBIT D
EMPLOYMENT AGREEMENT

EXHIBIT E
INDEMNIFICATION AGREEMENT